Exhibit 3(i)




                           CERTIFICATE OF AMENDMENT

                                      TO

                             CERTIFICATE OF TRUST


         Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned, has executed the following Certificate Of Amendment To Certificate Of Trust:

         FIRST. The name of the statutory trust is Prudential Securities Strategic Trust.

         SECOND. Article 1 of the Certificate of Trust shall be amended in the entirety as follows: "1. Name: The name of the trust formed hereby is Futures Strategic Trust."

         THIRD. This Certificate of Amendment shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate Of Amendment To Certificate Of Trust as of October 1, 2004.



                                    Wilmington Trust Company, not in its
                                    individual capacity but solely as Trustee



                                    By: / s / Rosemary Kennard
                                        -------------------------------------
                                        Name:  Rosemary Kennard
                                        Title: Assistant Vice President